Exhibit 4.6(g)

FIFTH SUPPLEMENTAL INDENTURE

Dated as of May 20, 2003

to

INDENTURE

Dated as of May 11, 1999

among

VAIL RESORTS, INC., as Issuer,

the Guarantors named therein, as Guarantors,

and

THE BANK OF NEW YORK, as Successor Trustee to

UNITED STATES TRUST COMPANY OF NEW YORK

____________________

up to $300,000,000

8 3/4 % Senior Subordinated Notes due 2009

FIFTH SUPPLEMENTAL INDENTURE, dated as of May 20, 2003, among Vail Resorts, Inc., a Delaware corporation (the "Issuer"), the Guarantors, including the Surviving Guarantors, named on the signature pages hereto (the "Guarantors"), and The Bank of New York, as Successor to United States Trust Company of New York, as Trustee (the "Trustee").

WHEREAS, the Issuer, the Guarantors, and the Merging Guarantors named on Exhibit 1 hereto have heretofore executed and delivered to the Trustee an Indenture dated as of November 21, 2001, as amended and supplemented by the First Supplemental Indenture dated as of January 16, 2002 and by the Second Supplemental Indenture dated as of October 18, 2002 (together, the "Indenture"), providing for the issuance of up to $300,000,000 aggregate principal amount of 8 3/4% Senior Subordinated Notes due 2009 of the Company (the "Notes"); and

WHEREAS, subsequent to the execution of the Indenture and the issuance of $160,000,000 aggregate principal amount of the Notes, each of the Merging Guarantors propose to merge with and into the Surviving Guarantors; and

WHEREAS, pursuant to and as contemplated by Section 12.05 of the Indenture, the parties hereto desire to execute and deliver this Fifth Supplemental Indenture for the purpose of providing for the Surviving Guarantors to expressly assume all the obligations of the Merging Guarantors as a Guarantor under the Notes and the Indenture;

NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders of the Notes, as follows:

I.

ASSUMPTION OF GUARANTEES

The Surviving Guarantor, as provided by Section 12.05 of the Indenture, hereby unconditionally expressly assumes all of the obligations of the Merging Guarantors as a Guarantor under the Notes and the Indenture to the fullest as set forth in Article 12 of the Indenture; and the Surviving Guarantor may expressly exercise every right and power of a Guarantor under the Indenture.

II.

MISCELLANEOUS PROVISIONS

A. Terms Defined.

For all purposes of this Fifth Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Fifth Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

B. Indenture.

Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect.

C. Governing Law.

THIS FIFTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PEFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

D. Successors.

All agreements of the Company, the Guarantors and the Surviving Guarantor in this Fifth Supplemental Indenture, the Notes and the Guarantees shall bind their respective successors. All agreements of the Trustee in this Fifth Supplemental Indenture shall bind its successors.

E. Duplicate Originals.

The parties may sign any number of copies of this Fifth Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed, all as of the date first written above.

ISSUER:

VAIL RESORTS, INC.

By:
Name: Martha Dugan Rehm
Title: Senior Vice President

GUARANTORS:

BEAVER CREEK ASSOCIATES, INC.

BEAVER CREEK CONSULTANTS, INC.

BEAVER CREEK FOOD SERVICES, INC.

BRECKENRIDGE RESORT PROPERTIES, INC.

COMPLETE TELECOMMUNICATIONS, INC. (F/K/A VR TELECOMMUNICATIONS, INC.)

GHTV, INC.

GILLETT BROADCASTING, INC.

GRAND TETON LODGE COMPANY

JACKSON HOLE GOLF AND TENNIS CLUB, INC.

KEYSTONE CONFERENCE SERVICES, INC.

KEYSTONE DEVELOPMENT SALES, INC.

KEYSTONE FOOD AND BEVERAGE COMPANY

KEYSTONE RESORT PROPERTY MANAGEMENT COMPANY

LARKSPUR RESTAURANT & BAR, LLC

LODGE PROPERTIES, INC.

LODGE REALTY, INC.

PROPERTY MANAGEMENT ACQUISITION CORP., INC.

ROCKRESORTS CASA MADRONA, LLC

ROCKRESORTS CHEECA, LLC

ROCKRESORTS EQUINOX, INC.

ROCKRESORTS INTERNATIONAL, LLC

ROCKRESORTS LAPOSADA, LLC

ROCKRESORTS LLC

ROCKRESORTS ROSARIO, LLC

TETON HOSPITALITY SERVICES, INC.

THE VAIL CORPORATION

THE VILLAGE AT BRECKENRIDGE ACQUISITION CORP., INC.

VA RANCHO MIRAGE I, INC.

VA RANCHO MIRAGE II, INC.

VAIL ASSOCIATES HOLDINGS, LTD.

VAIL ASSOCIATES REAL ESTATE, INC.

VAIL FOOD SERVICES, INC.

VAIL HOLDINGS, INC.

VAIL RESORTS DEVELOPMENT COMPANY

VAIL RR, INC.

VAIL SUMMIT RESORTS, INC.

VAIL TRADEMARKS, INC.

VAIL/ARROWHEAD, INC.

VAIL/BEAVER CREEK RESORT PROPERTIES, INC.

VAMHC, INC.

VR HEAVENLY I, INC.

VR HEAVENLY II, INC.

Each by its authorized officer:

By:

Name: Martha Dugan Rehm

Title: Senior Vice President

GUARANTORS (CONTINUED):

JHL&S, LLC

By:

Name: Martha Dugan Rehm

Title: Authorized Signatory

VA RANCHO MIRAGE RESORT, L.P.

By: VA Rancho Mirage I, Inc., its General Partner

By:

Name: Martha Dugan Rehm

Title: Senior Vice President

HEAVENLY VALLEY, LIMITED PARTNERSHIP

By: VR Heavenly I, Inc., Its General Partner

By:

Name: Martha Dugan Rehm

Title: Senior Vice President

TRUSTEE:

THE BANK OF NEW YORK

as Trustee

By:

Name:

Title:

Exhibit 1

Merging Guarantors

Vail Associates Consultants, Inc.

Vail Associates Management Company

Vail/Battle Mountain, Inc.

Surviving Guarantor

Vail Associates Holdings, Ltd.